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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT*


         Name                                        Place of Incorporation
         ----                                        ----------------------
         Kaydon Ring and Seal, Inc.                  Delaware
         Kaydon S.A. de C.V.                         Nuevo Leon, United Mexican States
         I.D.M. Electronics Ltd.                     United Kingdom
         Electro-Tec Corp.                           Delaware
         Cooper Roller Bearing Company Limited       United Kingdom
         Cooper Split Roller Bearing Corp.           Virginia
         Cooper Geteilte Rollenlager GmbH            Germany
         Industrial Tectonics Inc                    Delaware
         ITI Japan Trading Company                   Delaware
         Kaydon Custom Filtration Corporation        Delaware
         Focal Technologies, Inc.                    Nova Scotia, Canada
         Kaydon Acquisition XI, Inc.                 Delaware
         (d/b/a Canfield Technologies, Inc.)
         Kaydon Acquisition XII, Inc.                Delaware
         (d/b/a Tridan International, Inc.)
         Indiana Precision, Inc.                     Indiana
         ACE Controls, Inc.                          Michigan
         ACE Controls International, Inc.            Delaware
         ACE Japan, L.L.C.                           Michigan
         ACE Stossdaempfer, GmbH                     Germany
         Purafil, Inc.**                             Georgia
         Purafil Europa B.V.**                       Netherlands
         Filtration Systems, Inc.**                  Georgia

*   All of which are, directly or indirectly, wholly-owned by the Registrant.

**  Purafil, Inc. and related companies were acquired on January 7, 2005.